UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2006

McKENZIE BAY INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

               Delaware                   000-49690                           51-0386871

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

2000 Austin Street, Midland, MI.     48642

(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:

(989) 496-3456

___________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report, unless the context otherwise requires, references to “we” “us” and “our” refer to McKenzie Bay International, Ltd., a Delaware corporation and its subsidiaries.

Section 1 – Registrant’s Business and Operations

Item 1.02.

Entry into a Material Definitive Agreement.

On October 10, 2006, WindStor Power Co. (“WPC”), one of our wholly owned subsidiaries, entered into an agreement with Partners Green LLC to sell the WindStor installation to be located at the Ishpeming, Michigan senior citizen apartment building known as “Pioneer Bluff.” The purchase price is $425,000 and WPC will provide an annual credit of $8,000 to Partners Green toward future equipment purchases. The closing of the agreement is contingent upon the completion of the installation and certification of a performance test by a mutually acceptable independent engineer. The test parameters and duration have not yet been agreed to by the parties. There can be no assurance that the parties will be able to agree upon the test parameters and duration.

WPC believes that the installation can be completed in approximately six weeks subsequent to the commencement of work at a cost of approximately $350,000.  The foregoing amount is net of deferrals of past due payments agreed to by certain of WPC’s creditors. WPC, however, does not have any funds and there can be no assurance that it will be able to acquire funds to complete the installation on terms not unfavorable to it, if at all.

WPC has been advised that Partners Green LLC  has a commitment from its partner, Sterling Planet, to pay the agreed upon purchase price. WPC has not verified the existence of or any conditions relating to the commitment.

Gary Westerholm is the President of Partners Green LLC. Mr. Westerholm is the Chairman of our Board of Directors and the beneficial owner of approximately 16% of our outstanding common stock.

Section 8 – Other Events

Item 8.01

Other Events.

On October 11, 2006, we retroactively extended the expiration dates of options to purchase an aggregate of 614,600 shares of our common stock at $1.00 per share to August 15, 2007. The options had expired on August 15, 2006.

On October 11, 2006, we also extended the expiration dates of options to purchase an aggregate of 7,639,000  shares of our common stock at $1.00 per share to August 15, 2010. The prior expiration date was August 15, 2008.

A significant number of the options referred to in the previous two paragraphs are held by our affiliates, including our Chief Executive Officer and Chief Financial Officer.

On September 30, 2006, Dermond, Inc, one of our wholly owned subsidiaries, became in default in the repayment of loans in the aggregate approximate amount of $221,000 including accrued interest.  The lenders have called the loans for repayment. McKenzie Bay International, Ltd. has guaranteed the repayment of the loans. Neither McKenzie Bay International, Ltd. nor Dermond, Inc. has any significant funds. Dermond, Inc. owns a portion of our intellectual property, the loss of which could, among other things, materially impair or eliminate our ability to engage in our planned business activities, even if we are able to acquire funds to otherwise do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCKENZIE BAY INTERNATIONAL, LTD.

Date: October 16, 2006

By: /s/ John Sawarin

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John Sawarin

Chef Financial Officer